ITEM 24. (b) Exhibit (1)(b)


                            ARTICLES OF AMENDMENT



          General Municipal Money Market Fund, Inc., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard

Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland

that:

          FIRST:  The charter of the Corporation is hereby amended by striking Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

               "SECOND:  The name of the corporation
               (hereinafter called the 'corporation') is
               General Municipal Money Market Funds, Inc."

          SECOND:  The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

          THIRD:  These Articles of Amendment were approved by at least a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without the affirmative vote of the stockholders of the Corporation.

          The Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of such officer's knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects,

and that this statement is made under the penalties of perjury.

          IN WITNESS WHEREOF, General Municipal Money Market Fund, Inc. has

caused this instrument to be signed in its name and on its behalf by its

Vice President, and witnessed by its Assistant Secretary, on the      day of

_______, 1998.





                              GENERAL MUNICIPAL MONEY MARKET
                                FUND, INC.




                              By:____________________________
                                 ____________________________
                                 Vice President

WITNESS:


_____________________________
_____________________________
Assistant Secretary